Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 30, 2023, with respect to the consolidated and combined financial statements of Centessa Pharmaceuticals plc and the Centessa Predecessor Group, incorporated herein by reference.

/s/ KPMG LLP

Boston, Massachusetts

March 30, 2023